UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) November 17, 2005

BPZ Energy, Inc.

(Exact name of registrant as specified in its charter)

Colorado
(State or Other Jurisdiction of Incorporation)

000-29098	33-0502730
(Commission File Number)	(I.R.S. Employer Identification No.)

580 Westlake Park Blvd., Suite 525 Houston, Texas 77079
(Address of Principal Executive Offices)

(281) 556-6200

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02.                                              Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review

(a)           On November 17, 2005, BPZ Energy, Inc. (“BPZ” or the “Company”) concluded that it needs to amend and restate certain of its previously issued financial statements and other financial information to revise the accounting treatment for its nominal ownership of Navidec Financial Services, Inc., as more fully described below.  In light of the pending restatement, the previously issued financial statements and other financial information contained in the Company’s Form 10-K for the year ended December 31, 2004, its Forms 10-Q for the quarters ended September 30, 2004, March 31, 2005 and June 30, 2005 and its Form 8-K/A filed on December 6, 2004 should no longer be relied upon as being completely accurate.  Additionally, the Company will not be able to file its Form 10-Q for the quarter ended September 30, 2005 until the restatement has been completed.

On July 8, 2004, BPZ Energy, Inc. entered into a Merger Agreement with Navidec, Inc.  The Merger was consummated on September 10, 2004.  The terms of the Merger Agreement required, among other things, the transfer of all of the business assets and liabilities of Navidec. Inc. to its wholly owned subsidiary, Navidec Financial Services (“NFS”), and the spin-off of NFS to the shareholders of record of Navidec, Inc. as of September 9, 2004, the date prior to the Merger.  Upon consummation of the Merger, BPZ became contractually and irrevocably bound to the spin-off of NFS to such pre-Merger shareholders, who represented a subset of its shareholders after the Merger.

In November 2004, the Company’s Board of Directors, in consultation with its management, independent accountants and legal counsel, reviewed the accounting for this transaction prior to filing the Company’s report on Form 10-Q for the quarter ended September 30, 2004.  Based primarily on its belief that the spin-off of NFS had been consummated in substance from a legal perspective, the Board of Directors concluded that the financial statements of the Company should be prepared on the basis that the spin-off transaction had occurred.  This position was disclosed in note 1 to the consolidated financial statements, “Basis of Presentation and Significant Accounting Policies”, as follows:

“Accordingly, the Board of Directors of the Company elected to treat the spin-off for accounting purposes as if it had been consummated prior to September 30, 2004 and the consolidated financial statements of the Company exclude all of the assets, liabilities and results of operations of NFS.”

Given the unusual and complex structure of the NFS spin-off transaction, the Board of Directors did not believe that the inclusion of NFS in the Company’s consolidated financial statements would accurately represent the economic substance of the transaction.  The equitable right to the beneficial ownership of the shares of NFS resides only with the shareholders of record on September 9, 2004 (representing less than 36% of the Company’s total shares outstanding after the Merger).  Further, subsequent to the Merger, the Company and NFS have operated their respective businesses autonomously and the Company does not have control over the operations of NFS.

In connection with its review of the Company’s registration statement on Form SB-2 filed on July 27, 2005, the Securities and Exchange Commission (“SEC”) expressed the view that the Company’s consolidated financial statements should continue to reflect NFS until such time as the final distribution of NFS shares to the shareholders entitled to such spin-off shares had been completed in all respects.  The Company presented to the SEC its position regarding the economic substance of the transaction and what it believed to be the preferable accounting for the transaction, but ultimately concurred with the SEC’s position in this matter.  Accordingly, the Company will amend the above-referenced filings to reflect the inclusion of NFS in its financial statements.  The Company’s decision to restate its previously issued financial statements has been reviewed by the Company’s Audit Committee and the Company’s independent registered public accounting firm, both of whom have concurred with this decision.

The Company is currently working to complete the restatement of its financial statements and prepare appropriate amendments to its SEC filings.  It intends to make these filings as soon as possible.

NFS will continue to be reflected in the financial statements of the Company until such time as the final spin-off is consummated.  It is our understanding that the spin-off transaction will require an effective registration statement with the SEC.  NFS most recently filed an amended registration statement on Form SB-2 on August 29, 2005.  The effectiveness of this registration statement is pending, subject to SEC review and approval.  The Company has no control over the registration process of NFS and cannot predict when this process will be complete.

Item 9.01.               Financial Statements and Exhibits.

(d)           Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BPZ ENERGY, INC.
(Registrant)

Dated: November 22, 2005	By:	/s/ Randall D. Keys
	Name:	Randall D. Keys
	Title:	Chief Financial Officer